Exhibit 99.1

FOR IMMEDIATE RELEASE David Kelley 224-727-2535 dkelley@littelfuse.com
Littelfuse Reports Third Quarter Results for 2026

Third Quarter Highlights:
(Year-over-year comparisons unless otherwise noted)
•Record net sales of $767 million, including a reduction of $28.5 million related to a one-time Dortmund contract amendment fee recorded as a reduction of semiconductor net sales
•Organic growth contributed +22%
•Cash flow from operations of $230 million, +57%; Free cash flow of $216 million, +64%
•YTD cash flow from operations of $457 million, +55%; YTD free cash flow of $409 million, +66%
•GAAP diluted earnings per share of $4.49, +62%
•Record adjusted diluted earnings per share of $5.79, +96%
•GAAP operating margin of 20.0%, +440 bps; Adjusted EBITDA margin of 28.4%, +690 bps

CHICAGO, October 28, 2026 - Littelfuse, Inc. (NASDAQ: LFUS), a leader in developing smart solutions that enable safe and efficient electrical energy transfer, today reported financial results for its third quarter ended September 26, 2026:

“We delivered strong third quarter results reflecting broad-based demand strength, disciplined execution, and continued momentum across the portfolio,” said Greg Henderson, Littelfuse President and Chief Executive Officer.
“Our teams drove significant growth across our segments, while delivering meaningful margin expansion and robust cash generation as we continued to advance our strategic priorities.”

“Looking ahead to the fourth quarter, we continue to see strong demand across our diverse market exposures, and we expect approximately +28% yr/yr revenue growth. We remain focused on scaling our high growth opportunities, partnering with our market leading customers, enhancing operational excellence, and deploying capital with discipline as we execute our long-term strategy.”

Fourth Quarter of 2026*

Based on current market conditions, for the fourth quarter the Company expects:
•Net sales in the range of $750 - $770 million, adjusted diluted EPS in the range of $5.05 - $5.25 and an adjusted effective tax rate of approximately ~24%

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*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Accordingly,
Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

Third Quarter 2026 Segment Performance Highlights

Electronics Segment
•Net sales for the third quarter 2026 increased to $426 million, including the previously disclosed $28.5 million (€24.6 million) one-time Dortmund contract amendment fee recorded as a reduction of semiconductor net sales. Organic sales increased +27% driven by improved passive products (+30%
organic). Semiconductor products (+24% organic) also contributed to growth driven by increased protection and power semiconductor volumes.
•Adjusted EBITDA margin for the third quarter 2026 increased to 33.1% (+910 bps) due to volume leverage, operational execution, and favorable price and product mix.

Transportation Segment
•Net sales for the third quarter 2026 increased +7%, both reported and organic, to $183 million. Organic sales growth benefited from improved commercial vehicle sales (+20% organic), which offset lower passenger vehicle organic sales (-5%). Commercial vehicle sales growth benefited from improved truck, data center, material handling, construction and agricultural equipment demand. Lower passenger vehicle sales were impacted by lower global passenger car builds and auto sensor product declines.
•Adjusted EBITDA margin for the third quarter 2026 increased to 19.6% (+280 bps) driven by commercial vehicle volume leverage and operational execution.

Industrial Segment
•Net sales for the third quarter 2026 increased +65% to $158 million. Organic sales increased +27% driven by improved data center, grid & utility infrastructure, HVAC, industrial automation, and construction demand. The Basler Electric Company (“Basler”) acquisition contributed +38% to growth.
•Adjusted EBITDA margin for the third quarter 2026 increased to 25.2% (+450 bps) driven by improved volume leverage, operational efficiencies, and favorable price and product mix.

Dividend
•The Company announced a quarterly cash dividend of $0.80 per share on its common stock. The dividend will be paid on December 3, 2026, to shareholders of record as of November 19, 2026.

Conference Call and Webcast Information

Littelfuse will host a conference call on Wednesday, October 28, 2026, at 8:00 a.m. Central Time to discuss the results. The call will be broadcast and available for replay at Littelfuse.com. A slide presentation will be available in the Investor Relations section of the Company’s website at Littelfuse.com.

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About Littelfuse

Littelfuse, Inc. (NASDAQ: LFUS) is a diversified, industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 20 countries, and with approximately 18,000 global associates, we partner with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, our products are found in a variety of industrial, transportation and electronics end markets – everywhere, every day. Learn more at Littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. Such statements are based on Littelfuse, Inc.’s (“Littelfuse” or the “Company”) current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, risks and uncertainties relating to general economic conditions; product demand and market acceptance; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; changes in import and export duty and tariff rates; exchange rate fluctuations; commodity price fluctuations; the effect of the Company's accounting policies; labor disputes and shortages; restructuring costs in excess of expectations; pension plan asset returns less than assumed; uncertainties related to political or regulatory changes; integration of acquisitions may not be achieved in a timely manner, or at all; limited realization of the expected benefits from investment and strategic plans; the risk that expected benefits, synergies and growth prospects of our acquisitions may not be achieved in a timely manner, or at all; and other risks which may be detailed in the Company’s SEC filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This presentation should be read in conjunction with information provided in the financial statements appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2025. Further discussion of the risk factors of the Company can be found under the caption “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2025, and in other filings and submissions with the SEC, each of which is available free of charge on the Company’s investor relations website at investor.littelfuse.com and on the SEC’s website at www.sec.gov. These forward-looking statements are made as of the date hereof. The Company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

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Non-GAAP Financial Measures

The information included in this press release and other materials filed with the SEC may include non-GAAP financial measures including organic net sales (decline) growth, adjusted net sales, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, adjusted effective tax rate, free cash flow, net debt, consolidated EBITDA, and consolidated net leverage ratio (as defined in the Credit Agreement). Many of these non-GAAP financial measures exclude the effect of certain expenses and income not related directly to the underlying performance of our fundamental business operations. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is set forth in the attached schedules. The Company believes that organic net sales (decline) growth, adjusted net sales, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share, adjusted income taxes, and adjusted effective tax rate provide useful information to investors regarding its operational performance because they enhance an investor’s overall understanding of the Company’s core financial performance and facilitate comparisons to historical results of operations, by excluding items that are not related directly to the underlying performance of its fundamental business operations or were not part of the Company’s business operations during a comparable period. The Company believes that free cash flow is a useful measure of its ability to generate cash. The Company believes that net debt, consolidated EBITDA, and consolidated net leverage ratio are useful measures of its credit position. The Company believes that all of these non-GAAP financial measures are commonly used by financial analysts and others in the industries in which we operate, and thus further provide useful information to investors. Management additionally uses these measures when assessing the performance of the business and for business planning purposes. Note that the Company’s definitions of these non-GAAP financial measures may differ from those terms as defined or used by other companies.

LFUS-F
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Littelfuse Inc. 6133 North River Road, Suite 500 Rosemont, Illinois 60018 p: (773) 628-1000 www.littelfuse.com

LITTELFUSE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(in thousands, except share and per share data)	September 26, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$824,840	$563,391
Short-term investments	359	287
Trade receivables, less allowances of $95,619 and $77,073 at September 26, 2026 and December 27, 2025, respectively	438,145	363,215
Inventories	443,990	416,472
Prepaid income taxes and income taxes receivable	3,238	6,137
Prepaid expenses and other current assets	102,077	85,832
Total current assets	1,812,649	1,435,334
Net property, plant, and equipment	507,749	540,640
Intangible assets, net of amortization	538,141	594,907
Goodwill	1,204,660	1,211,411
Investments	11,815	20,010
Deferred income taxes	3,800	5,255
Right of use lease assets	85,276	86,263
Other long-term assets	61,492	62,976
Total assets	$4,225,582	$3,956,796
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$260,080	$211,079
Accrued liabilities	271,608	199,271
Accrued income taxes	48,108	26,186
Current portion of long-term debt	100,000	96,233
Total current liabilities	679,796	532,769
Long-term debt, less current portion	529,934	706,394
Deferred income taxes	103,106	102,335
Accrued post-retirement benefits	40,713	38,733
Non-current lease liabilities	72,068	71,765
Other long-term liabilities	75,782	78,766
Total equity	2,724,183	2,426,034
Total liabilities and equity	$4,225,582	$3,956,796

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(in thousands, except per share data)	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Net sales	$766,729	$624,640	$2,162,479	$1,792,360
Cost of sales	448,173	383,652	1,283,710	1,112,062
Gross profit	318,556	240,988	878,769	680,298

Selling, general, and administrative expenses	114,608	99,570	334,511	282,795
Research and development expenses	29,722	27,332	90,496	79,781
Amortization of intangibles	14,648	15,037	45,852	44,220
Restructuring, impairment, and other charges	6,222	1,633	33,665	13,158
Total operating expenses	165,200	143,572	504,524	419,954
Operating income	153,356	97,416	374,245	260,344

Interest expense	5,689	8,578	18,405	26,021
Foreign exchange loss (gain)	1,697	175	(876)	15,466
Other income, net	(4,244)	(6,053)	(7,293)	(14,020)
Income before income taxes	150,214	94,716	364,009	232,877
Income taxes	34,837	25,194	84,080	62,442
Net income	$115,377	$69,522	$279,929	$170,435

Earnings per share:
Basic	$4.54	$2.80	$11.08	$6.88
Diluted	$4.49	$2.77	$10.94	$6.82

Weighted-average shares and equivalent shares outstanding:
Basic	25,401	24,837	25,260	24,786
Diluted	25,674	25,102	25,583	24,989

Comprehensive income	$117,736	$65,985	$257,408	$302,408

LITTELFUSE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
(in thousands)	September 26, 2026	September 27, 2025
OPERATING ACTIVITIES
Net income	$279,929	$170,435
Adjustments to reconcile net income to net cash provided by operating activities:	144,825	131,627
Changes in operating assets and liabilities:
Trade receivables	(77,483)	(64,552)
Inventories	(30,711)	33,567
Accounts payable	46,876	12,757
Accrued liabilities and income taxes	98,090	611
Prepaid expenses and other assets	(4,893)	10,654
Net cash provided by operating activities	456,633	295,099

INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	(1,663)	(57,417)
Purchases of property, plant, and equipment	(47,474)	(48,697)
Net proceeds from sale of property, plant and equipment, and other	9,224	6,413
Net cash used in investing activities	(39,913)	(99,701)

FINANCING ACTIVITIES
Net payments of credit facility	(166,250)	(61,250)
Repurchases of common stock	—	(27,553)
Cash dividends paid	(58,193)	(53,311)
All other cash provided by financing activities	72,071	15,840
Net cash used in financing activities	(152,372)	(126,274)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(2,959)	20,868
Increase in cash, cash equivalents, and restricted cash	261,389	89,992
Cash, cash equivalents, and restricted cash at beginning of period	565,104	726,437
Cash, cash equivalents, and restricted cash at end of period	$826,493	$816,429

LITTELFUSE, INC.
NET SALES AND OPERATING INCOME BY SEGMENT
(Unaudited)

	Third Quarter			Year-to-Date
(in thousands)	2026	2025	% Growth	2026	2025	% Growth
Net sales
Electronics	$426,239	$357,457	19.2%	$1,195,434	$1,000,372	19.5%
Transportation	182,643	171,311	6.6%	535,435	512,573	4.5%
Industrial	157,847	95,872	64.6%	431,610	279,415	54.5%
Total net sales	$766,729	$624,640	22.7%	$2,162,479	$1,792,360	20.6%

Operating income
Electronics	$102,350	$63,640	60.8%	$259,545	$160,267	61.9%
Transportation	27,330	20,187	35.4%	77,124	67,178	14.8%
Industrial	33,345	16,918	97.1%	81,580	48,855	67.0%
Other (a)	(9,669)	(3,329)	N.M.	(44,004)	(15,956)	N.M.
Total operating income	$153,356	$97,416	57.4%	$374,245	$260,344	43.8%
Operating Margin	20.0%	15.6%		17.3%	14.5%

Interest expense	5,689	8,578		18,405	26,021
Foreign exchange loss (gain)	1,697	175		(876)	15,466
Other income, net	(4,244)	(6,053)		(7,293)	(14,020)
Income before income taxes	$150,214	$94,716	58.6%	$364,009	$232,877	56.3%

(a) "Other" typically includes non-GAAP adjustments such as acquisition-related and integration costs, purchase accounting inventory adjustments, and restructuring and impairment charges. See Supplemental Financial Information for details.

N.M. - Not meaningful

	Third Quarter			Year-to-Date
(in thousands)	2026	2025	% Growth	2026	2025	% Growth
Operating Margin
Electronics	24.0%	17.8%	6.2%	21.7%	16.0%	5.7%
Transportation	15.0%	11.8%	3.2%	14.4%	13.1%	1.3%
Industrial	21.1%	17.6%	3.5%	18.9%	17.5%	1.4%

LITTELFUSE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(In millions of USD except per share amounts - unaudited)

Non-GAAP EPS reconciliation
	Q3-26	Q3-25	YTD-26	YTD-25
GAAP diluted EPS	$4.49	$2.77	$10.94	$6.82
EPS impact of Non-GAAP adjustments (below)	1.30	0.18	2.35	1.17
Adjusted diluted EPS	$5.79	$2.95	$13.29	$7.99

Non-GAAP adjustments - expense / (income)
	Q3-26	Q3-25	YTD-26	YTD-25
One-time customer contract amendment fee (a) ("One-time amendment fee")	$28.5	$—	$28.5	$—
Acquisition-related and integration costs (b)	3.5	1.4	5.0	3.0
Purchase accounting inventory adjustments (c)	—	—	5.4	(0.5)
Restructuring, impairment and other charges (d)	6.2	1.6	33.6	13.2
Loss on sale of the Marine business (e)	—	0.3	—	0.3
Non-GAAP adjustments to operating income	38.2	3.3	72.5	16.0
Other income, net (f)	—	—	2.7	—
Non-operating foreign exchange loss (gain)	1.7	0.2	(0.9)	15.5
Non-GAAP adjustments to income before income taxes	39.9	3.5	74.3	31.5
Income taxes (g)	6.6	(1.0)	14.2	2.2
Non-GAAP adjustments to net income	$33.3	$4.5	$60.1	$29.3

Total EPS impact	$1.30	$0.18	$2.35	$1.17

Adjusted operating margin / Adjusted EBITDA reconciliation
	Q3-26	Q3-25	YTD-26	YTD-25
Net income	$115.4	$69.5	$279.9	$170.4
Add:
Income taxes	34.8	25.2	84.1	62.4
Interest expense	5.7	8.6	18.4	26.0
Foreign exchange loss (gain)	1.7	0.2	(0.9)	15.5
Other income, net	(4.2)	(6.1)	(7.3)	(14.0)
GAAP operating income	$153.4	$97.4	$374.2	$260.3
Non-GAAP adjustments to operating income	38.2	3.3	72.5	16.0
Adjusted operating income	$191.5	$100.7	$446.7	$276.3
Amortization of intangibles	14.6	15.0	45.9	44.2
Depreciation expense	19.8	18.6	58.6	56.4
Adjusted EBITDA	$225.9	$134.3	$551.2	$376.9

Net sales	$766.7	$624.6	$2,162.5	$1,792.4
One-time amendment fee	28.5	—	28.5	—
Adjusted net sales	$795.2	$624.6	$2,191.0	$1,792.4
Net income as a percentage of net sales	15.1%	11.1%	12.9%	9.5%
Operating margin	20.0%	15.6%	17.3%	14.5%
Adjusted operating margin (1)	24.1%	16.1%	20.4%	15.4%
Adjusted EBITDA margin (1)	28.4%	21.5%	25.2%	21.0%
(1) Adjusted operating margin and adjusted EBITDA margin are calculated based on the adjusted net sales amount that removes the one-time customer contract amendment fee of $28.5 million to improve comparability in these margins with prior period financial results.

Electronics segment adjusted net sales reconciliation	Q3-26
	Electronics - Passive Products and Sensors	Electronics - Semiconductor	Total Electronics
Net sales	$238.8	$187.4	$426.2
Add:
One-time amendment fee	—	28.5	28.5
Adjusted net sales	$238.8	$215.9	$454.7

	YTD-26
	Electronics - Passive Products and Sensors	Electronics - Semiconductor	Total Electronics
Net sales	$639.3	$556.1	$1,195.4
Add:
One-time amendment fee	—	28.5	28.5
Adjusted net sales	$639.3	$584.6	$1,223.9

Electronics segment adjusted operating income reconciliation	Q3-26	YTD-26
GAAP operating income	$102.4	$259.5
Add:
One-time amendment fee	28.5	28.5
Adjusted operating income	$130.9	$288.0

Adjusted EBITDA by Segment	Q3-26			Q3-25
	Electronics	Transportation	Industrial	Electronics	Transportation	Industrial
GAAP operating income	$102.4	$27.3	$33.3	$63.6	$20.2	$16.9
Add:
One-time amendment fee	28.5	—	—	—	—	—
Add back amortization	7.6	2.7	4.3	10.2	3.4	1.4
Add back depreciation	12.0	5.6	2.2	12.0	5.1	1.5
Adjusted EBITDA	$150.5	$35.6	$39.8	$85.8	$28.7	$19.8
Adjusted EBITDA Margin (1)	33.1%	19.6%	25.2%	24.0%	16.8%	20.7%
Adjusted Operating Margin (1)	28.8%

Adjusted EBITDA by Segment	YTD-26			YTD-25
	Electronics	Transportation	Industrial	Electronics	Transportation	Industrial
GAAP operating income	$259.5	$77.1	$81.6	$160.3	$67.2	$48.9
Add:
One-time amendment fee	28.5	—	—	—	—	—
Add back amortization	24.3	8.9	12.7	30.1	10.2	3.9
Add back depreciation	35.9	16.2	6.5	35.9	15.9	4.6
Adjusted EBITDA	$348.2	$102.2	$100.8	$226.3	$93.3	$57.3
Adjusted EBITDA Margin (1)	28.5%	19.1%	23.4%	22.6%	18.2%	20.5%
Adjusted Operating Margin (1)	23.5%

Net sales reconciliation	Q3-26 vs. Q3-25
	Electronics	Transportation	Industrial	Total
Net sales growth	19%	7%	65%	23%
Less:
One-time amendment fee	(8)%	—%	—%	(5)%
Acquisitions	—%	—%	38%	6%
FX impact	—%	—%	—%	—%
Organic net sales growth	27%	7%	27%	22%

Electronics segment net sales reconciliation	Q3-26 vs. Q3-25
	Electronics - Passive Products and Sensors	Electronics - Semiconductor	Total Electronics
Net sales growth	30%	8%	19%
Less:
One-time amendment fee	—%	(16)%	(8)%
FX impact	—%	—%	—%
Organic net sales growth	30%	24%	27%

Transportation segment net sales reconciliation	Q3-26 vs. Q3-25
	Commercial Vehicle Products	Passenger Car Products (2)	Auto Sensor Products (2)	Total Transportation
Net sales growth (decline)	20%	(3)%	(14)%	7%
Less:
FX impact	—%	—%	(1)%	—%
Organic net sales growth (decline)	20%	(3)%	(13)%	7%

Net sales reconciliation	YTD-26 vs. YTD-25
	Electronics	Transportation	Industrial	Total
Net sales growth	19%	4%	54%	21%
Less:
One-time amendment fee	(3)%	—%	—%	(1)%
Acquisitions	—%	—%	37%	6%
FX impact	1%	1%	—%	1%
Organic net sales growth	21%	3%	17%	15%

Electronics segment net sales reconciliation	YTD-26 vs. YTD-25
	Electronics - Passive Products and Sensors	Electronics - Semiconductor	Total Electronics
Net sales growth	28%	11%	19%
Less:
One-time amendment fee	—%	(6)%	(3)%
FX impact	2%	1%	1%
Organic net sales growth	26%	16%	21%

Transportation segment net sales reconciliation	YTD-26 vs. YTD-25
	Commercial Vehicle Products	Passenger Car Products (2)	Auto Sensor Products (2)	Total Transportation
Net sales growth (decline)	9%	2%	(8)%	4%
Less:
FX impact	1%	1%	3%	1%
Organic net sales growth (decline)	8%	1%	(11)%	3%
(2) Passenger vehicle business (PVB) includes passenger car and auto sensor products.

Income tax reconciliation
	Q3-26	Q3-25	YTD-26	YTD-25
Income taxes	$34.8	$25.2	$84.1	$62.4
Effective rate	23.2%	26.6%	23.1%	26.8%
Non-GAAP adjustments - income taxes	6.6	(1.0)	14.2	2.2
Adjusted income taxes	$41.4	$24.2	$98.3	$64.6
Adjusted effective rate	21.8%	24.6%	22.4%	24.5%

Free cash flow reconciliation
	Q3-26	Q3-25	YTD-26	YTD-25
Net cash provided by operating activities	$230.1	$146.9	$456.6	$295.1
Less: Purchases of property, plant, and equipment	(14.5)	(15.7)	(47.5)	(48.7)
Free cash flow	$215.7	$131.2	$409.2	$246.4

Consolidated Total Debt	As of September 26, 2026
Consolidated total debt	$629.9
Unamortized debt issuance costs	3.1
Finance lease liability	0.1
Consolidated funded indebtedness	633.1
Cash held in U.S. (up to $400 million)	195.8
Net debt	$437.3

Consolidated EBITDA	Twelve Months Ended September 26, 2026
Net Income	$37.7
Interest expense	26.7
Income taxes	96.9
Depreciation expense	77.1
Amortization expense	61.4
Non-cash additions:
Stock-based compensation expense	29.0
Purchase accounting inventory step-up charge	6.4
Unrealized loss on investments	1.7
Impairment charges	316.6
Other	18.0
Consolidated EBITDA (1)	$671.5

Consolidated Net Leverage Ratio (as defined in the Credit Agreement) *	0.7x
* Our Credit Agreement and Private Placement Senior Notes with maturities ranging from 2027 to 2032, contain financial ratio covenants providing that if, as of the last day of each fiscal quarter, the Consolidated Net Leverage Ratio at such time for the then most recently concluded period of four consecutive fiscal quarters of the Company exceeds 3.50:1.00, an Event of Default (as defined in the Credit Agreement and Private Placement Senior Notes) is triggered.

The Credit Agreement was amended in Q1 2026 and now allows to add restructuring charges and business optimization expenses in addition to the prior credit agreement.

(1) Represents Consolidated EBITDA as defined in our Credit Agreement and Private Placement Senior Notes and is calculated using the most recently concluded period of four consecutive quarters.

Note: Total will not always foot due to rounding.

(a) Reflected as a reduction in net sales of $28.5 million for a one-time customer contract amendment fee in the Electronics-Semiconductor business. The Amendment is intended to further support the Company’s semiconductor strategy by enhancing strategic flexibility, accelerating and simplifying certain legacy contractual arrangements and increasing the Company’s ability to optimize the Dortmund Semiconductor GmbH asset over time.

(b) Reflected in selling, general and administrative expenses.

(c) Reflected in cost of sales.

(d) Reflected in restructuring, impairment and other charges.

(e) 2025 amount reflected $0.3 million loss related to the sale of the Marine business within the Transportation segment.

(f) 2026 included the reversal of an indemnification receivable of $2.7 million related to lapses in the statute of limitations for previously unrecognized tax benefits recognized in the first quarter of 2026.
(g) Reflected the tax impact associated with the non-GAAP adjustments including a one-time tax benefit of $3.3 million associated with the dissolution of one of the Company's affiliates in the third quarter of 2026 and $2.7 million of tax benefits due to lapses in the statute of limitations for previously unrecognized tax benefits recognized in the first quarter of 2026.

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